Exhibit 99.1

FOR IMMEDIATE RELEASE
February 1, 2016

CONTACT:
Investors - (301) 968-9300
Media - (301) 968-9400

AMERICAN CAPITAL AGENCY CORP.
REPORTS $0.06 COMPREHENSIVE INCOME PER COMMON SHARE AND
$22.59 NET BOOK VALUE PER COMMON SHARE

Bethesda, MD - February 1, 2016 - American Capital Agency Corp. (“AGNC” or the “Company”) (Nasdaq: AGNC) today reported comprehensive income for the fourth quarter of 2015 of $0.06 per common share and net book value of $22.59 per common share. Economic return for the period, defined as dividends per common share and the change in net book value ("NAV") per common share, was 0.8% for the quarter. For the full year 2015, AGNC reported an economic loss of -2.6%.

FOURTH QUARTER 2015 FINANCIAL HIGHLIGHTS

•	$0.06 comprehensive income per common share, comprised of:

◦	$1.70 net income per common share

◦	$(1.64) other comprehensive loss ("OCI") per common share

▪	Includes net unrealized losses on investments recognized through OCI

•	$0.54 net spread and dollar roll income per common share, excluding estimated "catch-up" premium amortization benefit

◦	Versus $0.51 per common share in the third quarter

◦
Includes $0.16 per common share of dollar roll income associated with the Company's $7.8 billion average net long position in forward purchases and sales of agency mortgage-backed securities ("MBS") in the "to-be-announced" ("TBA") market

◦	Excludes $0.04 per common share of estimated "catch-up" premium amortization benefit due to change in projected constant prepayment rate ("CPR") estimates

•	$22.59 net book value per common share as of December 31, 2015

◦	Decreased $(0.41) per common share, or -1.8%, from $23.00 per common share as of September 30, 2015

•	$0.60 dividend declared per common share during the quarter

◦	13.8% annualized dividend yield based on December 31, 2015 closing stock price of $17.34 per common share

•	0.8% economic return on common equity for the quarter, or 3.3% annualized

◦	Comprised of $0.60 dividend per common share and $(0.41) decrease in net book value per common share

American Capital Agency Corp.
February 1, 2016

•	9.0 million shares, or $161 million, of common stock repurchased during the quarter

◦	Represents 2.6% of common stock outstanding as of September 30, 2015

◦	$17.88 per share average repurchase price, inclusive of transaction costs

OTHER FOURTH QUARTER HIGHLIGHTS

•	$59.9 billion investment portfolio as of December 31, 2015, comprised of:

◦	$52.4 billion agency MBS

◦	$7.4 billion TBA mortgage position

◦	$0.1 billion AAA non-agency MBS

•	6.8x "at risk" leverage as of December 31, 2015

◦	Unchanged from September 31, 2015

◦	5.8x leverage excluding TBA mortgage position

•	9.5% portfolio CPR for the quarter

◦	8.4% average projected portfolio life CPR as of December 31, 2015

•	1.47% annualized net interest rate spread for the quarter, including TBA dollar roll income

◦	Includes 9 bps of "catch up" premium amortization benefit due to change in projected CPR estimates

2015 FULL YEAR HIGHLIGHTS

•	$(0.89) comprehensive loss per common share, comprised of:

◦	$0.54 net income per common share

◦	$(1.43) OCI per common share

•	$2.35 net spread and dollar roll income per common share

◦	Versus $3.35 per common share in 2014, excluding $(0.15) per common share of "catch-up" premium amortization cost

◦	Nominal “catch-up” premium amortization recognized in 2015

•	6.4x average “at risk” leverage during the year

◦	Versus 7.0x during 2014

•	$2.48 dividends declared per common share during the year

•	-2.6% economic loss on common equity, comprised of:

◦	$2.48 dividends per common share

◦	$(3.15) decrease in net book value per common share

•	$15.3 million shares, or $285 million, of common stock repurchased during the year

◦	Represents 4.3% of common stock outstanding as of December 31, 2014

◦	$18.58 per share average repurchase price, inclusive of transaction costs

MANAGEMENT REMARKS
"In December, the Federal Reserve raised short term interest rates for the first time in almost 10 years," commented Gary Kain, President and Chief Investment Officer. "In anticipation of the Fed move, the yield curve flattened during the quarter, with an increase in shorter term U.S. Treasury rates of approximately 40 basis points, coupled with an increase in longer term U.S. Treasury rates of approximately 20 basis points. Agency MBS spreads continued to widen during the quarter, but the move in spreads was more subdued than what we experienced earlier in the year. Despite the dual headwinds of higher interest rates and wider agency MBS spreads, AGNC’s total economic return was a positive 0.8%, as improved carry on our investments and accretion from share repurchases more than offset the modest decline in our net book value per common share."

American Capital Agency Corp.
February 1, 2016

"Importantly, as we look ahead into 2016, it is becoming increasingly likely that the combination of slower global economic growth, persistently low commodity prices, adverse currency moves and the reversal of the flow of funds from sovereign wealth funds and some central banks will negatively impact the U.S. economic growth and inflation outlook. Against this backdrop, we believe the Federal Reserve’s ability to continue to raise short term interest rates has been materially reduced. This more favorable interest rate outlook, when combined with the enhanced earnings power of our portfolio stemming from wider MBS spreads, gives us reason to be optimistic about 2016. If market conditions evolve along these lines, portfolio returns could be further supported by either higher leverage or a reduction in aggregate hedge cost."
"The current price-to-book discounts across the mortgage REIT space are not consistent with the improving fundamental landscape for investors in agency MBS," commented Malon Wilkus, Chairman and Chief Executive Officer. "Consequently, AGNC repurchased $161 million, or 2.6%, of its outstanding common stock in the fourth quarter. This volume is indicative of the improved outlook for our business and the very significant discount to NAV at which we can purchase our shares. If current business and economic fundamentals persist and the market continues to trade our shares at such a significant discount to NAV, we would expect to continue to be very active buying back shares."

NET BOOK VALUE
As of December 31, 2015, the Company's net book value per common share was $22.59, or $(0.41) lower than its September 30, 2015 net book value per common share of $23.00, largely due to further spread widening between agency MBS and benchmark interest rates, such as interest rate swap rates.

INVESTMENT PORTFOLIO
As of December 31, 2015, the Company's investment portfolio totaled $59.9 billion, comprised of:

•	$58.0 billion of fixed-rate securities, including:

◦	$16.9 billion ≤ 15-year securities,

◦	$0.3 billion 15-year net long TBA securities,

◦	$1.1 billion 20-year fixed-rate securities,

◦	$32.6 billion 30-year fixed-rate securities and

◦	$7.1 billion 30-year net long TBA securities;

•	$0.5 billion of adjustable-rate securities;

•	$1.3 billion of collateralized mortgage obligations (“CMOs”), including principal and interest-only strips; and

•	$0.1 billion of AAA non-agency securities.

As of December 31, 2015, inclusive of TBA securities, ≤ 15-year and 30 year fixed rate securities represented 29% and 66% of the Company's investment portfolio, respectively, unchanged from September 30, 2015.

As of December 31, 2015, the Company's fixed-rate securities, inclusive of TBA securities, had a weighted average coupon of 3.52%, unchanged from September 30, 2015, comprised of the following weighted average coupons:

American Capital Agency Corp.
February 1, 2016

•	3.25% for ≤ 15-year fixed rate securities;

•	3.48% for 20-year fixed-rate securities; and

•	3.63% for 30-year fixed-rate securities.

The Company accounts for its TBA mortgage portfolio (also referred to as "dollar roll funded assets") as derivative instruments and recognizes dollar roll income in other gain (loss), net on the Company's financial statements. As of December 31, 2015, the Company's net TBA position had a total fair value and a total cost basis of $7.4 billion and a net carrying value of $14 million reported in derivative assets/(liabilities) on the Company's balance sheet, compared to a total fair value of $7.4 billion, a total cost basis of $7.3 billion and a net carrying value of $120 million as of September 30, 2015.

CONSTANT PREPAYMENT RATES
The Company's investment portfolio had a weighted average CPR of 9.5% for the fourth quarter, compared to 12.4% for the prior quarter. The weighted average projected CPR for the remaining life of the Company's agency securities held as of December 31, 2015 decreased to 8.4% from 9.0% as of September 30, 2015 due to higher interest rates.

The weighted average cost basis of the Company's investment portfolio was 104.6% of par value as of December 31, 2015. Net premium amortization cost on the Company's investment portfolio for the fourth quarter was $(78) million, or $(0.23) per common share, including a "catch-up" premium amortization benefit of $14 million, or $0.04 per common share, due to changes in the Company's projected CPR estimates. This compares to net premium amortization cost for the prior quarter of $(128) million, or $(0.37) per common share, including a "catch-up" premium amortization cost of $(33) million, or $(0.10) per common share. The net unamortized premium balance as of December 31, 2015 was $2.3 billion.

The Company amortizes or accretes premiums and discounts associated with purchases of agency securities into interest income using the effective yield method over the estimated life of such securities, incorporating both actual repayments to date and projected repayments over the remaining life of the security. Faster actual or projected repayments can have a meaningful negative impact on the Company's asset yields, while slower actual or projected repayments can have a meaningful positive impact.

ASSET YIELDS, COST OF FUNDS AND NET INTEREST RATE SPREAD
The Company's average asset yield on its "balance sheet funded assets" (i.e., the Company's investment portfolio excluding the net TBA position) was 2.87% for the fourth quarter, an increase from 2.42% for the prior quarter. Excluding "catch-up" premium amortization benefit or (cost), the Company's average asset yield was 2.76% for the fourth quarter, an increase from 2.69% the prior quarter.

For the fourth quarter, the Company's average cost of funds was 1.60%, a decrease from 1.70% for the prior quarter. The Company's average cost of funds includes the cost of agency repurchase agreements ("agency repo"), Federal Home Loan Bank ("FHLB") advances, debt of consolidated variable interest entities ("other debt") and interest rate swaps (including interest rate swaps used to hedge the Company's dollar roll funded assets) measured against the Company's daily weighted average agency repurchase agreements, FHLB advances and other debt balance outstanding.

American Capital Agency Corp.
February 1, 2016

Excluding swap costs related to the Company's TBA dollar roll funded assets, the Company's cost of funds for its balance sheet funded assets was 1.45% for the fourth quarter, a decrease from 1.49% for the prior quarter, largely due to a decline in swap costs, partially offset by higher repo funding costs.

The Company's combined annualized net interest rate spread on its balance sheet and dollar roll funded assets for the quarter was 1.47%, compared to 1.14% for the prior quarter. Excluding "catch-up" premium amortization benefit or (cost), the Company's combined annualized net interest rate spread on its balance sheet and dollar roll funded assets for the quarter was 1.38%, compared to 1.37% for the prior quarter.

On a per share basis, the Company recognized $0.58 per common share of net spread and dollar roll income (a non-GAAP financial measure) for the fourth quarter, compared to $0.41 for the prior quarter. Excluding "catch-up" premium amortization benefit or (cost), the Company's net spread and dollar roll income was $0.54 per common share for the fourth quarter, an increase from $0.51 per common share for the prior quarter. Net spread and dollar roll income for the fourth quarter included $0.16 per common share of dollar roll income, a decrease from $0.21 per common share for the prior quarter due to a smaller average TBA dollar roll position and moderately weaker dollar roll funding levels. A reconciliation of the Company's net interest income to net spread and dollar roll income and additional information regarding the Company's use of non-GAAP measures are included later in this release.

LEVERAGE
As of December 31, 2015, $41.7 billion of agency repo, $3.8 billion of FHLB advances and $0.6 billion of other debt were used to fund acquisitions of agency and AAA non-agency securities. The remainder, or approximately $25 million, of the Company's repurchase agreements, was used to fund purchases of U.S. Treasury securities ("U.S. Treasury repo") and is not included in the Company's leverage measurements. Inclusive of its net TBA position, the Company's "at risk" leverage ratio was 6.8x as of December 31, 2015, unchanged from September 30, 2015. The Company's average "at risk" leverage ratio for the quarter was 6.8x, compared to 6.2x for the prior quarter.

As of December 31, 2015, the Company's agency repurchase agreements had a weighted average interest rate of 0.61%, an increase from 0.52% as of September 30, 2015, and a weighted average remaining days to maturity of 173 days, a decrease from 201 days as of September 30, 2015.

As of December 31, 2015, the Company's agency repurchase agreements had remaining maturities of:

•	$31.9 billion of three months or less;

•	$3.2 billion from three to six months;

•	$0.6 billion from six to nine months;

•	$1.2 billion from nine to twelve months;

•	$2.1 billion from one to three years; and

•	$2.8 billion from three to five years.

American Capital Agency Corp.
February 1, 2016

As of December 31, 2015, the Company's FHLB advances had a weighted average interest rate of 0.53% and a weighted average remaining maturity of 141 days. On January 12, 2016, the Federal Housing Finance Agency ("FHFA") released its final rule on FHLB membership, which requires the termination of the Company's captive insurance subsidiary's FHLB membership after a one year period ending in February 2017. The Company's weighted average remaining days to maturity as of December 31, 2015 has been adjusted to reflect the final ruling.

The Company also announced that it has formed a wholly-owned broker-dealer subsidiary. The broker-dealer is fully staffed and is currently in the regulatory application process and expects to be operational in mid-2016. The new entity intends to become a member of the Fixed Income Clearing Corporation ("FICC") and to provide the Company with additional repo funding and TBA trade clearing capabilities.

HEDGING ACTIVITIES
As of December 31, 2015, 87% of the Company's outstanding balance of repurchase agreements, FHLB advances, other debt and net TBA position was hedged through interest rate swaps, swaptions and net U.S. Treasury positions, a decrease from 96% as of September 30, 2015.

The Company's interest rate swap position as of December 31, 2015 totaled $40.5 billion in notional amount, compared to $45.2 billion as of September 30, 2015.

As of December 31, 2015, the Company's interest rate swap position included $4.5 billion of forward starting swaps, with an average forward start date of 0.7 years and an average remaining maturity of 5.5 years, compared to $7.8 billion as of September 30, 2015, with an average forward start date of 0.6 years and an average remaining maturity of 6.3 years.

Excluding forward starting swaps, the Company's interest rate swap portfolio had an average fixed pay rate of 1.75% and an average receive rate of 0.40% as of December 31, 2015, compared to 1.72% and 0.30%, respectively, as of September 30, 2015. Including forward starting swaps, the Company's interest rate swap portfolio had an average fixed pay rate of 1.89% and an average maturity of 4.6 years as of December 31, 2015, compared to 1.95% and 4.7 years, respectively, as of September 30, 2015.

During the fourth quarter, $1.5 billion of payer swaptions from previous quarters expired. As of December 31, 2015, the Company had payer swaptions totaling $2.2 billion of notional value outstanding with a market value of $17 million, cost basis of $74 million, an average remaining option term of 0.3 years and an average underlying interest rate swap term of 7.0 years. This compares to $3.7 billion of notional value outstanding as of September 30, 2015 with a market value of $21 million, a cost basis of $95 million, an average remaining option term of 0.4 years and an average underlying swap term of 8.2 years.

The Company also utilizes long and short positions in U.S. Treasury securities and U.S. Treasury futures to mitigate exposure to changes in interest rates. As of December 31, 2015, the Company had a net short U.S. Treasury position of $4.0 billion, compared to a $1.5 billion net short position as of September 30, 2015.

American Capital Agency Corp.
February 1, 2016

OTHER GAIN (LOSS), NET
For the fourth quarter, the Company recorded a net gain of $333 million in other gain (loss), net, or $0.97 per common share, compared to a net loss of $(817) million, or $(2.35) per common share, for the prior quarter. Other gain (loss), net, for the fourth quarter was comprised of:

•	$2 million of net realized gains on sales of agency securities;

•	$449 million of net gains on interest rate swaps (excludes $22 million of net unrealized gains recognized in OCI);

•	$(102) million of interest rate swap periodic interest costs;

•	$(8) million of net losses on interest rate swaptions;

•	$35 million of net gains on U.S. Treasury positions;

•	$53 million of TBA dollar roll income;

•	$(86) million of net mark-to-market losses on TBA mortgage positions; and

•	$(10) million of net losses on other derivative instruments and securities.

OTHER COMPREHENSIVE LOSS
During the fourth quarter, the Company recorded other comprehensive losses of $(561) million, or $(1.64) per common share, primarily consisting of unrealized losses on the Company's agency securities.

FOURTH QUARTER 2015 DIVIDEND DECLARATIONS
During the fourth quarter, the Company's Board of Directors declared monthly dividends of $0.20 per share to common stockholders of record as of October 30, November 30 and December 31, 2015, which were paid on November 9 and December 9, 2015 and January 8, 2016, respectively. This equates to a fourth quarter annualized dividend yield of 13.8% based on the Company's December 31, 2015 closing stock price of $17.34 per common share.

Since its May 2008 initial public offering through the fourth quarter of 2015, the Company has declared a total of $6.0 billion in common stock dividends, or $32.70 per common share.

On December 18, 2015, the Company's Board of Directors declared a fourth quarter dividend on its 8.000% Series A Cumulative Redeemable Preferred Stock ("Series A Preferred Stock") of $0.50 per share and on its 7.750% Series B Cumulative Redeemable Preferred Stock ("Series B Preferred Stock") underlying its outstanding depositary shares of $0.484375 per depositary share. Each depositary share represents a 1/1000th interest in a share of the Series B Preferred Stock. The dividends were paid on January 15, 2016 to preferred stockholders of record as of January 1, 2016.

The Company also announced the tax characteristics of its 2015 common stock and Series A and B Preferred Stock dividends. The Company's 2015 dividends of $2.48 per common share, $2.00 per Series A preferred share and $1.93750 per Series B depository share consisted of ordinary dividends for federal income tax purposes. Stockholders should receive an IRS Form 1099-DIV containing this information from their brokers, transfer agents or other institutions. For additional detail please visit the Company's website at www.AGNC.com.

STOCK REPURCHASE PROGRAM
During the fourth quarter, the Company repurchased approximately 9.0 million shares of its common stock, or 2.6% of the Company's outstanding shares as of September 30, 2015. The shares were

American Capital Agency Corp.
February 1, 2016

repurchased at an average price of $17.88 per share, including expenses, totaling $161 million. Since commencing a stock repurchase program in the fourth quarter of 2012, the Company has repurchased 61.7 million shares, or 15.5%, of its common stock for total consideration of approximately $1.3 billion, including expenses. As of December 31, 2015, the Company had $0.7 billion available under its current Board of Directors' authorization for repurchases of its common stock through December 31, 2016.

FINANCIAL STATEMENTS, OPERATING PERFORMANCE AND PORTFOLIO STATISTICS
The following measures of operating performance include net spread and dollar roll income and estimated taxable income, which are non-GAAP financial measures. Please refer to "Use of Non-GAAP Financial Information" later in this release for further discussion of non-GAAP measures.

American Capital Agency Corp.
February 1, 2016

AMERICAN CAPITAL AGENCY CORP.
CONSOLIDATED BALANCE SHEETS
(in millions, except per share data)

	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Assets:
Agency securities, at fair value (including pledged securities of $48,380, $47,319, $48,128, $56,836 and $51,629, respectively)	$51,331	$53,729	$50,976	$60,131	$55,482
Agency securities transferred to consolidated variable interest entities, at fair value (pledged securities)	1,029	1,088	1,142	1,221	1,266
Non-agency securities, at fair value	113	—	—	—	—
U.S. Treasury securities, at fair value (including pledged securities of $25, $767, $4,756, $4,328 and $2,375, respectively)	25	787	5,124	4,328	2,427
REIT equity securities, at fair value	33	34	60	68	68
Cash and cash equivalents	1,110	1,505	1,510	1,708	1,720
Restricted cash	1,281	1,413	778	1,108	713
Derivative assets, at fair value	81	143	164	229	408
Receivable for securities sold (including pledged securities of $0, $147, $221, $721 and $79, respectively)	—	147	221	908	239
Receivable under reverse repurchase agreements	1,713	1,463	2,741	3,175	5,218
Other assets	305	300	169	229	225
Total assets	$57,021	$60,609	$62,885	$73,105	$67,766

Liabilities:
Repurchase agreements	$41,754	$41,014	$50,158	$58,112	$50,296
Federal Home Loan Bank advances	3,753	3,502	20	—	—
Debt of consolidated variable interest entities, at fair value	595	626	674	725	761
Payable for securities purchased	182	4,178	90	50	843
Derivative liabilities, at fair value	935	1,536	844	1,352	890
Dividends payable	74	76	77	85	85
Obligation to return securities borrowed under reverse repurchase agreements, at fair value	1,696	1,309	2,230	3,363	5,363
Accounts payable and other accrued liabilities	61	52	74	62	100
Total liabilities	49,050	52,293	54,167	63,749	58,338

Stockholders' equity:
Preferred stock - aggregate liquidation preference of $348	336	336	336	336	336
Common stock - $0.01 par value; 600.0 shares authorized;
337.5, 346.5, 348.8, 352.8 and 352.8shares issued and outstanding	3	3	3	4	4
Additional paid-in capital	10,048	10,209	10,254	10,332	10,332
Retained deficit	(2,350)	(2,727)	(1,879)	(2,166)	(1,674)
Accumulated other comprehensive income (loss)	(66)	495	4	850	430
Total stockholders' equity	7,971	8,316	8,718	9,356	9,428
Total liabilities and stockholders' equity	$57,021	$60,609	$62,885	$73,105	$67,766

Net book value per common share	$22.59	$23.00	$24.00	$25.53	$25.74

American Capital Agency Corp.
February 1, 2016

AMERICAN CAPITAL AGENCY CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share data)
(unaudited)

	Three Months Ended				Year Ended
	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2015
Interest income:
Interest income	$374	$295	$414	$383	$1,466
Interest expense [1]	86	77	81	86	330
Net interest income	288	218	333	297	1,136

Other gain (loss), net:
Gain (loss) on sale of agency securities, net	2	(39)	(22)	36	(23)
Gain (loss) on derivative instruments and other securities, net [1]	331	(778)	237	(549)	(759)
Total other gain (loss), net	333	(817)	215	(513)	(782)
Expenses:
Management fee	28	29	29	30	116
General and administrative expenses	5	5	7	6	23
Total expenses	33	34	36	36	139
Net income (loss)	588	(633)	512	(252)	215
Dividend on preferred stock	7	7	7	7	28
Net income (loss) available (attributable) to common stockholders	$581	$(640)	$505	$(259)	$187

Net income (loss)	$588	$(633)	$512	$(252)	$215
Other comprehensive income (loss):
Unrealized gain (loss) on available-for-sale securities, net	(583)	467	(872)	391	(597)
Unrealized gain on derivative instruments, net [1]	22	24	26	29	101
Other comprehensive income (loss)	(561)	491	(846)	420	(496)
Comprehensive income (loss)	27	(142)	(334)	168	(281)
Dividend on preferred stock	7	7	7	7	28
Comprehensive income (loss) available (attributable) income to common stockholders	$20	$(149)	$(341)	$161	$(309)

Weighted average number of common shares outstanding - basic and diluted	341.6	347.8	352.1	352.8	348.6
Net income (loss) per common share - basic and diluted	$1.70	$(1.84)	$1.43	$(0.73)	$0.54
Comprehensive income (loss) per common share - basic and diluted	$0.06	$(0.43)	$(0.97)	$0.46	$(0.89)
Dividends declared per common share	$0.60	$0.60	$0.62	$0.66	$2.48

American Capital Agency Corp.
February 1, 2016

AMERICAN CAPITAL AGENCY CORP.
RECONCILIATION OF GAAP NET INTEREST INCOME TO NET SPREAD AND DOLLAR ROLL INCOME [2]
(in millions, except per share data)
(unaudited)

	Three Months Ended				Year Ended
	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2015
Interest income	$374	$295	$414	$383	$1,466
Interest expense:
Repurchase agreements and other debt	64	53	55	57	229
Interest rate swap periodic costs [1]	22	24	26	29	101
Total interest expense	86	77	81	86	330
Net interest income	288	218	333	297	1,136
Other interest rate swap periodic costs [3]	(102)	(107)	(99)	(84)	(393)
Dividend on REIT equity securities	1	1	2	2	6
TBA dollar roll income [16]	53	73	54	57	237
Adjusted net interest and dollar roll income	240	185	290	272	986
Operating expenses	33	34	36	36	139
Net spread and dollar roll income	207	151	254	236	847
Dividend on preferred stock	7	7	7	7	28
Net spread and dollar roll income available to common stockholders	200	144	247	229	819
Estimated "catch-up" premium amortization cost (benefit) due to change in CPR forecast	(14)	33	(37)	19	1
Net spread and dollar roll income, excluding "catch-up" premium amortization, available to common stockholders	$186	$177	$210	$248	$820

Weighted average number of common shares outstanding - basic and diluted	341.6	347.8	352.1	352.8	348.6
Net spread and dollar roll income per common share - basic and diluted	$0.58	$0.41	$0.70	$0.65	$2.35
Net spread and dollar roll income, excluding "catch-up" premium amortization, per common share - basic and diluted	$0.54	$0.51	$0.60	$0.70	$2.35

American Capital Agency Corp.
February 1, 2016

AMERICAN CAPITAL AGENCY CORP.
RECONCILIATION OF GAAP NET INCOME TO ESTIMATED TAXABLE INCOME [2]
(in millions, except per share data)
(unaudited)

	Three Months Ended				Year Ended
	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2015
Net income (loss)	$588	$(633)	$512	$(252)	$215
Book to tax differences:
Premium amortization, net	(18)	15	(55)	26	(32)
Realized gain/loss, net	154	12	(39)	(113)	14
Net capital loss/(utilization of net capital loss carryforward) [5]	(83)	—	121	(115)	(77)
Unrealized gain/loss, net	(543)	672	(417)	627	339
Total book to tax differences	(490)	699	(390)	425	244
Estimated REIT taxable income	98	66	122	173	459
Dividend on preferred stock	7	7	7	7	28
Estimated REIT taxable income, net of preferred stock dividend	$91	$59	$115	$166	$431
Weighted average number of common shares outstanding - basic and diluted	341.6	347.8	352.1	352.8	348.6
Estimated REIT taxable income per common share - basic and diluted	$0.27	$0.17	$0.33	$0.47	$1.24

Beginning cumulative non-deductible capital loss	$767	$767	$646	$761	$761
Net capital loss/(utilization of net capital loss carryforward)	(83)	—	121	(115)	(77)
Ending cumulative non-deductible capital loss	$684	$767	$767	$646	$684
Ending cumulative non-deductible capital loss per common share	$2.03	$2.21	$2.20	$1.83	$2.03

American Capital Agency Corp.
February 1, 2016

AMERICAN CAPITAL AGENCY CORP.
KEY STATISTICS*
(in millions, except per share data)
(unaudited)

	Three Months Ended
Key Balance Sheet Statistics:	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014
Fixed-rate agency securities, at fair value - as of period end [19]	$50,522	$52,862	$50,070	$59,140	$54,473
Adjustable-rate agency securities, at fair value - as of period end	$495	$551	$599	$642	$678
AAA non-agency securities, at fair value - as of period end	$113	$—	$—	$—	$—
CMO agency securities, at fair value - as of period end	$990	$1,041	$1,078	$1,173	$1,195
Interest-only strips agency securities, at fair value - as of period end	$178	$179	$189	$198	$203
Principal-only strips agency securities, at fair value - as of period end	$175	$184	$182	$199	$199
Total securities, at fair value - as of period end [19]	$52,473	$54,817	$52,118	$61,352	$56,748
Total securities, at cost - as of period end [19]	$52,464	$54,216	$51,994	$60,349	$56,148
Total securities, at par - as of period end [6,19]	$50,163	$51,902	$49,688	$57,710	$53,666
Average securities, at cost [19]	$52,131	$48,711	$56,106	$59,479	$51,592
Average securities, at par [6,19]	$49,890	$46,610	$53,660	$56,874	$49,347
Net TBA portfolio - as of period end, at fair value	$7,444	$7,385	$7,058	$4,894	$14,768
Net TBA portfolio - as of period end, at cost	$7,430	$7,265	$7,104	$4,815	$14,576
Net TBA portfolio - as of period end, carrying value	$14	$120	$(46)	$79	$192
Average net TBA portfolio, at cost	$7,796	$9,434	$5,973	$6,957	$18,492
Average repurchase agreements and other debt [4]	$47,018	$43,308	$50,410	$53,963	$45,554
Average stockholders' equity [7]	$8,143	$8,603	$9,108	$9,401	$9,408
Net book value per common share as of period end [8]	$22.59	$23.00	$24.00	$25.53	$25.74
Leverage - average during the period [9,19]	5.8:1	5.1:1	5.6:1	5.8:1	4.9:1
Leverage - average during the period, including net TBA position [10]	6.8:1	6.2:1	6.2:1	6.5:1	6.9:1
Leverage - as of period end [11,19]	5.8:1	5.9:1	5.3:1	5.8:1	5.3:1
Leverage - as of period end, including net TBA position [12]	6.8:1	6.8:1	6.1:1	6.4:1	6.9:1

Key Performance Statistics:
Average coupon [13,19]	3.62%	3.62%	3.60%	3.63%	3.66%
Average asset yield [14,19]	2.87%	2.42%	2.95%	2.57%	2.57%
Average cost of funds [15,19]	(1.60)%	(1.70)%	(1.43)%	(1.28)%	(1.39)%
Average net interest rate spread [19]	1.27%	0.72%	1.52%	1.29%	1.18%
Average net interest rate spread, including TBA dollar roll income/loss [16]	1.47%	1.14%	1.74%	1.53%	1.85%
Average coupon - as of period end [19]	3.63%	3.61%	3.62%	3.58%	3.65%
Average asset yield - as of period end [19]	2.78%	2.76%	2.75%	2.64%	2.74%
Average cost of funds - as of period end [17,19]	(1.65)%	(1.64)%	(1.56)%	(1.34)%	(1.40)%
Average net interest rate spread - as of period end [19]	1.13%	1.12%	1.19%	1.30%	1.34%
Average actual CPR for securities held during the period [19]	10%	12%	12%	8%	9%
Average forecasted CPR - as of period end [19]	8%	9%	8%	10%	9%
Total premium amortization, net	$(78)	$(128)	$(69)	$(133)	$(121)
Expenses % of average total assets - annualized	0.23%	0.25%	0.21%	0.20%	0.22%
Expenses % of average stockholders' equity - annualized	1.61%	1.57%	1.59%	1.55%	1.48%
Net comprehensive income (loss) return on average common equity - annualized	1.0%	(7.1)%	(15.6)%	7.2%	13.3%
Dividends declared per common share	$0.60	$0.60	$0.62	$0.66	$0.66
Economic return (loss) on common equity - annualized [18]	3.3%	(6.6)%	(14.3)%	7.1%	13.4%

American Capital Agency Corp.
February 1, 2016

*Except as noted below, average numbers for each period are weighted based on days on the Company's books and records. All percentages are annualized.
** Numbers may not total due to rounding.

1.
The Company voluntarily discontinued hedge accounting under GAAP for interest rate swaps as of September 30, 2011. The accumulated other comprehensive loss on the Company's de-designated interest rate swaps as of September 30, 2011 is being amortized on a straight-line basis over the remaining swap terms into interest expense. All other periodic interest costs, termination fees and mark-to-market adjustments associated with interest rate swaps are reported in other income (loss), net pursuant to GAAP.

2.	Table includes non-GAAP financial measures. Refer to "Use of Non-GAAP Financial Information" for additional discussion of non-GAAP financial measures.

3.
Other interest rate swap periodic costs represent periodic interest costs on the Company's interest rate swap portfolio in excess of amounts reclassified from accumulated OCI into interest expense (see footnote 1 for additional information). Other interest rate swap periodic costs do not include termination fees or mark-to-market adjustments associated with interest rate swaps.

4.	Average repurchase agreements and other debt includes agency repo, FHLB advances and debt of consolidated VIE's. Amount excludes U.S. Treasury repurchase agreements.

5.	Capital losses in excess of capital gains are not deductible from the Company's ordinary taxable income, but may be carried forward for up to five years and applied against future net capital gains.

6.	Agency securities at par value exclude the underlying unamortized principal balance ("UPB") of the Company's interest-only securities. Excludes TBAs.

7.	Average stockholders' equity calculated as the average month-ended stockholders' equity during the quarter.

8.	Net book value per common share calculated as total stockholders' equity, less the preferred stock liquidation preference, divided by the number of common shares outstanding as of period end.

9.
Leverage during the period was calculated by dividing the daily weighted average agency repurchase agreements, FHLB advances and debt of consolidated VIEs outstanding for the period by the sum of average stockholders' equity less the average investment in REIT equity securities for the period. Leverage excludes U.S. Treasury repurchase agreements.

10.
Leverage during the period, including net TBA position, includes the components of "leverage - average during the period," plus the Company's daily weighted average net TBA dollar roll position (at cost) during the period.

11.
Leverage at period end was calculated by dividing the sum of the amount outstanding under agency repurchase agreements, FHLB advances, debt of consolidated VIE and net receivable / payable for unsettled agency securities by the sum of total stockholders' equity less the fair value of investments in REIT equity securities at period end. Leverage excludes U.S. Treasury repurchase agreements.

12.	Leverage at period end, including net TBA position, includes the components of "leverage - as of period end," plus the Company's net TBA dollar roll position (at cost) as of period end.

13.	Average coupon for the period was calculated by dividing the total coupon (or cash) interest income on agency securities by average agency securities held at par.

14.
Average asset yield for the period was calculated by dividing the total interest income on agency securities (coupon interest less amortization of net premiums and discounts) by the average amortized cost of agency securities held.

15.
Cost of funds includes agency repurchase agreements, other debt and current pay interest rate swaps, but excludes swap termination fees, forward starting swaps and costs associated with other supplemental hedges such as swaptions and short U.S. Treasury or TBA positions. Average cost of funds for the period was calculated by dividing the total cost of funds by the average agency repurchase agreements and other debt outstanding for the period. Cost of funds excludes U.S. Treasury repurchase agreements.

16.
Estimated TBA dollar roll income/(loss) is net of TBAs used for hedging purposes. Dollar roll income/(loss) excludes the impact of other supplemental hedges, and is recognized in gain (loss) on derivative instruments and other securities, net.

17.
Cost of funds as of period end includes agency repurchase agreements and other debt outstanding, plus the impact of interest rate swaps in effect as of each period end. Amount excludes forward starting swaps and costs associated with other supplemental hedges such as swaptions and short U.S. Treasury or TBA positions.

18.
Economic return (loss) on common equity represents the sum of the change in net asset value per common share and dividends declared on common stock during the period over the beginning net asset value per common share.

19.	Excludes net TBA mortgage position.

STOCKHOLDER CALL
AGNC invites stockholders, prospective stockholders and analysts to attend the AGNC stockholder call on February 2, 2016 at 11:00 am ET. Interested persons who do not plan on asking a question and have access to the internet are encouraged to utilize the free live webcast at www.AGNC.com. Those who plan on participating in the Q&A or do not have the internet available may access the call by dialing (877) 300-5922 (U.S. domestic) or (412) 902-6621 (international). Please advise the operator you are dialing in for the American Capital Agency stockholder call.

American Capital Agency Corp.
February 1, 2016

A slide presentation will accompany the call and will be available at www.AGNC.com. Select the Q4 2015 Earnings Presentation link to download and print the presentation in advance of the stockholder call.

An archived audio of the stockholder call combined with the slide presentation will be available on the AGNC website after the call on February 2, 2016. In addition, there will be a phone recording available one hour after the live call on February 2, 2016 through February 16, 2016. If you are interested in hearing the recording of the presentation, please dial (877) 344-7529 (U.S. domestic) or (412) 317-0088 (international). The conference number is 10078446.

For further information, please contact Investor Relations at (301) 968-9300 or IR@AGNC.com.

ABOUT AMERICAN CAPITAL AGENCY CORP.
American Capital Agency Corp. is a real estate investment trust ("REIT") that invests primarily in agency pass-through securities for which the principal and interest payments are guaranteed by a U.S. Government agency or a U.S. Government-sponsored enterprise. The Company is externally managed and advised by American Capital AGNC Management, LLC, an affiliate of American Capital, Ltd. For further information, please refer to www.AGNC.com.

ABOUT AMERICAN CAPITAL, LTD.
American Capital, Ltd. (Nasdaq: ACAS) is a publicly traded private equity firm and global asset manager. American Capital, both directly and through its asset management business, originates, underwrites and manages investments in middle market private equity, leveraged finance, real estate and structured products. American Capital manages $23 billion of assets, including assets on its balance sheet and fee earning assets under management by affiliated managers, with $80 billion of total assets under management (including levered assets). Through a wholly owned affiliate, American Capital manages publicly traded American Capital Agency Corp. (Nasdaq: AGNC), American Capital Mortgage Investment Corp. (Nasdaq: MTGE) and American Capital Senior Floating, Ltd. (Nasdaq: ACSF) with approximately $10 billion of total net book value. From its eight offices in the U.S., Europe and Asia, American Capital and its wholly owned affiliate, European Capital, will consider investment opportunities from $10 million to $600 million. For further information, please refer to www.AmericanCapital.com.

FORWARD LOOKING STATEMENTS
This press release contains forward-looking statements. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of important factors, including, without limitation, changes in interest rates, changes in the yield curve, changes in prepayment rates, the availability and terms of financing, changes in the market value of the Company's assets, general economic conditions, market conditions, conditions in the market for agency securities, and legislative and regulatory changes that could adversely affect the business of the Company. Certain factors that could cause actual results to differ materially from those contained in the forward-looking statements, are included in the Company's periodic reports filed with the Securities and Exchange Commission (“SEC”). Copies are available on the SEC's website,

American Capital Agency Corp.
February 1, 2016

www.sec.gov. The Company disclaims any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt or new information, or otherwise.

USE OF NON-GAAP FINANCIAL INFORMATION
In addition to the results presented in accordance with GAAP, the Company's results of operations discussed in this release include certain non-GAAP financial information, including “adjusted net interest expense” (defined as interest expense plus the periodic interest rate costs of the Company's interest rate swaps reported in gain (loss) on derivatives and other securities, net in its consolidated statements of comprehensive income), “net spread and dollar roll income” (defined as interest income, TBA dollar roll income and dividends from REIT equity securities, net of adjusted net interest expense and operating expenses) and “estimated taxable income” and certain financial metrics derived from non-GAAP information, such as “cost of funds” and "net interest rate spread.”

By providing users of the Company's financial information with such measures in addition to the related GAAP measures, the Company believes it gives users greater transparency into the information used by the Company's management in its financial and operational decision-making and that it is meaningful information to consider related to: (i) in the case of adjusted net interest expense, the economic costs of financing the Company's investment portfolio inclusive of interest rate swaps used to economically hedge against fluctuations in its borrowing costs, (ii) in the case of net spread and dollar roll income, the Company's current financial performance without the effects of certain transactions that are not necessarily indicative of its current investment portfolio and operations, and (iii) in the case of estimated taxable income, information that is directly related to the amount of dividends the Company is required to distribute in order to maintain its REIT qualification status. However, because such measures are incomplete measures of the Company's financial performance and involve differences from results computed in accordance with GAAP, they should be considered as supplementary to, and not as a substitute for, results computed in accordance with GAAP. In addition, because not all companies use identical calculations, the Company's presentation of such non-GAAP measures may not be comparable to other similarly-titled measures of other companies. Furthermore, estimated taxable income can include certain information that is subject to potential adjustments up to the time of filing the Company's income tax returns, which occurs after the end of its fiscal year.

A reconciliation of GAAP net interest income to non-GAAP net spread and dollar roll income and a reconciliation of GAAP net income to non-GAAP estimated taxable income is included in this release.